UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2008

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51888	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 22, 2008, Baseline Oil & Gas Corp., a Nevada corporation (“we” or the “Company”), announced the results of the consent solicitation commenced August 8, 2008 seeking consent from the holders of its outstanding 12 1/2% Senior Secured Notes due 2012 (the “Notes”) to amend the Indenture dated October 1, 2007 under which the Notes were issued and, based upon the amount of consents obtained, to modify or terminate certain collateral agreements referenced therein.

On August 22, 2008, the Company also announced its (i) extension of the date by which the Notes may be tendered under the Change Of Control Offer previously announced on August 11, 2008 and (ii) extension of the date (the “Payment Date”) on which the Company will make both payment for Notes tendered and not withdrawn during the extended period and for those consents delivered as of the close of business on August 21, 2008 (as announced today).

As extended, the expiration of the offering period is extended until 5:00 pm (New York City time) on October 2, 2008 and the Payment Date is extended to October 6, 2008.

A copy of the press release dated August 22, 2008 is attached hereto and is incorporated herewith.

Nothing in this report should be construed as either an offer to purchase or a solicitation of an offer to sell the Notes.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document
Exhibit 99.1	Press release, dated August 22, 2008, announcing results from consent solicitation and extending offering period under change of control offer with respect to the 12 1/2% Senior Secured Notes due 2012 of Baseline Oil & Gas Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2008	BASELINE OIL & GAS CORP.

	By:	/s/ Thomas Kaetzer
	Name:	Thomas Kaetzer
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document
Exhibit 99.1	Press release, dated August 22, 2008, announcing results from consent solicitation and extending offering period under change of control offer with respect to the 12 1/2% Senior Secured Notes due 2012 of Baseline Oil & Gas Corp.